EXHIBIT 2.06



                       Dated this 20th day of August 1999

                                     Between

            HARRIS SEMICONDUCTOR DESIGN & SALES PTE. LTD. (as Seller)

                                       And

                         INTERSIL PTE LTD (as Purchaser)





--------------------------------------------------------------------------------



                            ASSET PURCHASE AGREEMENT



--------------------------------------------------------------------------------


File Name: APA-1







                          Alban Tay Mahtani & de Silva
                                39 Robinson Road
                              #07-01 Robinson Point
                                 Singapore 06891
                           File: H330/Q99100118SDS/al

                                    Contents


Clause       Headings                                                 Page
------       --------                                                 ----
1            Definitions and Interpretation                           1

2            Agreement For Sale and Purchase                          2

3            Liabilities                                              2

4            Assignment and Novation of Contracts                     2

5            Risk and Property                                        2

6            Closing                                                  3

7            Employees                                                3

8            Notices                                                  3

9            Assignment                                               4

10           Survival of Certain Provisions                           4

11           Entire Agreement                                         4

12           Law                                                      5

13           Rules of Construction and Agreement Connections          5

                            ASSET PURCHASE AGREEMENT


  Date:  20th August 1999



  Parties:

(1) HARRIS SEMICONDUCTOR DESIGN & SALES PTE. LTD. (registered number 199604625W) whose registered office is at No. 39 Robinson Road, #07-01 Robinson Point, Singapore 068911 (the "Seller"); and

(2) INTERSIL PTE LTD (registered number 199904787C) whose registered office is at No. 39 Robinson Road, #07-01 Robinson Point, Singapore 068911 (the "Purchaser");

Terms Agreed:

1.   Definitions and Interpretation

     In this Agreement unless the context otherwise requires:

     "Assets" means the Transferred Assets of the Business to be sold to the Purchaser pursuant to the Master Transaction Agreement.

     "Business" means the business of the design, marketing, sales and distribution of semiconductor products in Singapore carried on by the Seller;

     "Business Day" means any day, other than a Saturday or Sunday or public holiday, on which banks are open for business in Singapore;

     "Employees" means the persons employed by the Seller;

     "Liabilities" means all the Assumed Liabilities of the Business to be assumed by the Purchaser pursuant to the Master Purchase Agreement;

     "Master Transaction Agreement" means the Amended and Restated Master Transaction Agreement made between Harris Corporation, Intersil Corporation and Intersil Holding Corporation and dated as of June 2, 1999;

     "Purchase Price" means the aggregate consideration payable for the Business and the Assets as set forth in Clause 2.2.

     "Regulations" means the Employment Act as amended from time to time;

1.1. All other capitalized terms shall have the meaning set forth in Exhibit A to the Master Transaction Agreement.

2.   Agreement For Sale and Purchase

2.1. With effect from the date hereof, the Seller hereby sells and assigns and the Purchaser shall purchase and assume as provided in the Master Transaction Agreement:

     (a)  the Business as a going concern;

     (b)  all of the Assets;

     (c)  all of the Liabilities.

2.2. The purchase price for the sale of the Business, the Assets and the Liabilities shall be US$254,000 exclusive of goods and services tax, if any.

2.3. The Purchaser and the Seller shall each be responsible for one-half of any goods and services tax which may be chargeable on the sale and purchase of the Business or any part of the Business.

2.4. It is intended that the Business shall be transferred to the Purchaser as a going concern with effect from the date hereof, and that the provisions of
     Section 34 of the Goods and Services Tax Act (Chapter 117A) of Singapore, and the Goods and Services Tax (Excluded Transactions) Order (S103/94) made thereunder, shall apply to such transfer and the sale, purchase and assumption of the Business, Assets and Liabilities and that each party shall use all reasonable endeavors to procure that the sale of the Business, Assets and Liabilities is treated as neither a supply of goods nor a supply of services under those provisions.

3.   Liabilities

3.1. Nothing in this Agreement will make the Seller liable in respect of anything done or omitted to be done by the Purchaser after the date hereof or in relation to the use of the Assets or the carrying on of the Business by the Purchaser generally after the date hereof other than as may have been specifically assumed by it under this Agreement or as provided in the Master Transaction Agreement.

4.   Assignment and Novation of Contracts

4.1. Section 3.8 of the Master Transaction Agreement is incorporated herein by reference.

5.   Risk and Property

5.1. Risk in the Assets shall pass to the Purchaser as of the date hereof.

6.   Closing

6.1. The sale and purchase of the Business, the Assets and the Liabilities is hereby completed as of the date hereof, and the Seller will deliver or cause to be delivered to the Purchaser, with immediate effect:

     (a)  such of the Assets as are capable of being transferred by delivery;

     (b) such documents as may be necessary to vest title to such of the Assets as are not capable of being transferred by delivery in the Purchaser, (including, if appropriate, the consent of any relevant third party to a novation in favor of the Purchaser in each case in the agreed terms); and

     (c) subject to Section 4 hereof, the written consent of any mortgagee or other person whose consent is necessary for the sale of any of the Assets together with releases in a form reasonably satisfactory to the Purchaser.

6.2. Purchaser shall execute such documents as may be necessary to purchase and assume the Liabilities.

6.3. The Purchaser shall pay to the Seller the Purchase Price.

7.   Employees

7.1. The Seller and the Purchaser acknowledge and agree that, pursuant to the Regulations, the contracts of employment between the Seller and the Employees will have the effect after the date hereof as if originally made between the Purchaser and the Employees. The transfer of such contracts of employment will be subject to the remaining provisions of this Clause 7.

7.2. Upon or as soon as practicable after the date hereof, the Seller and the Purchaser will make a joint announcement to the Employees in the agreed terms regarding the transfer of their contracts of employment as referred to in Clause 7.1.

8.   Notices

8.1. Any demand, notice other communication given or made or in connection with this Agreement will be in writing in the English language and may be hand-delivered (including delivery by courier service), or sent by fax transmissions as follows:

     SELLER:         Harris Semiconductor Design & Sales Pet. Ltd.

     Address:        No. 1 Tannery Road, #09-01
                     CENCON
                     Singapore 347719

     Telephone: 748 4200
     Facsimile: 748 0911
     Attention: Woo Moon Yin

     PURCHASER: Internal Pte Ltd

     Address:   No. 1 Tannery Road, #09-01
                CENCON
                Singapore 347719

     Telephone: 748 4200
     Facsimile: 748 0911
     Attention: Sophia Ying Ying Soo-Tho

8.2. Notices to either party maybe given to such other address or number as may be notified by that party from time to time for this purpose.

8.3. Unless the contrary shall be proved, notice shall be deemed to have been given (i) if by hand delivery during working hours on a working day, when left at the relevant address, and otherwise on the next working day after delivery, (ii) if by fax during working hours on a working day, when transmitted, and otherwise on the next working day after transmission, and
     (iii) if sent by prepaid first class post, on the second working day after the date of posting.

9.   Assignment

     This Agreement shall be binding upon and inure to the benefit of the successors of the parties but is personal to them and may not be assigned at law or in equity without the prior written consent of the other.

10.  Survival of Certain Provisions

     Each of the obligations and undertakings entered by or on behalf of the parties to this Agreement shall survive and remain in full force and effect after the date hereof.

11.  Entire Agreement

     No variation of the Agreement or any of the documents entered into pursuant to this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the Parties.

12.  Law

     This Agreement shall be governed and construed in accordance with the laws of Singapore and the parties agree to submit to the non-exclusive jurisdiction of the courts of Singapore.

13.  Rules of Construction and Agreement Connections

     Except for the provisions concerning governing law, the provisions of Exhibits A and B of the Master Transaction Agreement are incorporated by reference.



     IN WITNESS WHEREOF the parties have executed and delivered this Agreement with legal and binding effect as of the date above first written.

  Signed by [illegible]                )
  for and on behalf of HARRIS          )
  SEMICONDUCTOR DESIGN &               )
  SALES PTE. LTD. In the presence      )
  of:  /s/ Howard Rothman              )





  Signed by /s/ Larry W. Sims          )
  for and behalf of INTERSIL PTE       )
  LTD In the presence of:  [illegible] )